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                                                                   EXHIBIT 10-36

                    AGREEMENT FOR PURCHASE AND SALE OF STOCK


         THIS AGREEMENT FOR PURCHASE AND SALE OF STOCK ("Agreement") is made and entered into this 20th day of September, 1996, by and among UNITED RESTAURANTS, INC., a Delaware corporation ("URI"), and JOSEPH SUCEVEANU and DOMENICO SALVATORE, both individual residents of the State of California ("Buyers").

                              W I T N E S S E T H:

         WHEREAS, Il Forno, Inc., a California corporation (the "Company"), owns and operates a pizzeria and Italian-style restaurant located at 2901 Ocean Park Boulevard, Santa Monica, California (the business, assets and operations of the Company, as a going concern, being herein called the "Acquired Business");

         WHEREAS, URI owns 680 shares of the Common Stock, no par value, of the Company (the "Common Stock"), constituting 85% of the issued and outstanding shares of capital stock of the Company; and

         WHEREAS, URI desires to sell to Buyers, and Buyers desire to purchase and acquire from URI, the aforesaid 680 shares of Common Stock of the Company (the "Shares"), all upon the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises, the mutual promises and covenants hereinafter set forth, and the contemplated payment by Buyers to URI of the Purchase Price, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

Section 1.       Terms of the Sale and Purchase of the Shares.

         The sale of the Shares and the acquisition thereof by Buyers shall be made on the date of execution and delivery of this Agreement (the "Effective Date"), shall be based on the respective representations, warranties and agreements of the parties hereto, and shall be subject to the terms and conditions herein stated.

         1.1 Sale of Shares. On the Effective Date, URI will sell, convey, transfer and assign to Buyers all of URI's right, title and interest in and to the Shares, free and clear of all liens, claims, charges and encumbrances of any kind whatsoever.

         1.2 Purchase Price. As consideration for the sale of the Shares by URI, Buyers shall pay to URI on the Effective Date the aggregate sum of $1,000.00 (the "Purchase Price").

         1.3 Instruments of Conveyance. In order to effect the sale, conveyance, transfer and assignment of the Shares, URI will execute and deliver at the Effective Date all such stock powers and other documents or instruments of conveyance, transfer or assignment as
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shall be necessary or appropriate to vest in or confirm to Buyers all of URI's right, title and interest in and to the Shares at the Effective Date. URI will execute and deliver from time to time thereafter at the request of Buyers, all such further instruments of conveyance, assignment and further assurance as may reasonably be required in order to vest in and conform to Buyers all of URI's right, title and interest in and to the Shares.

         1.4 Closing Documents. Contemporaneously with the execution and delivery of this Agreement, URI has furnished Buyers with copies of the following documents:

                 (a) The Articles of Incorporation and all amendments thereto of the Company, duly certified by the appropriate official of the State of California.

                 (b) The Bylaws of the Company, duly certified by the Secretary of the Company.

                 (c) Resignations of all officers and/or Directors of the Company.

         1.5 Excluded Assets. Notwithstanding anything to the contrary contained herein, UPI shall keep and retain any and all cash, accounts receivable and credit card receivables of the Company in existence prior to the Effective Date and none of such cash, accounts receivable or credit card receivables shall be deemed to be part of the Company or the Acquired Business.

Section 2.       Representations and Warranties of URI.

         URI hereby represents and warrants to Buyers, as follows:

         2.1 Corporate Existence; Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has all necessary corporate power to own all of its assets and to carry on its business as such business is now being conducted.

         2.2 Power and Authority for Transactions. The execution and delivery of this Agreement, and the agreements related hereto executed and delivered pursuant to this Agreement, do not, and subject to the receipt of consents to assignments of leases and other contracts where required, the consummation of the transactions contemplated hereby will not, violate any provision of the Articles of Incorporation or Bylaws of the Company or any provisions of, or result in the accelerations of, any obligation under any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which the Company is a party or by which the Company is bound, or violate any material restrictions of any kind as to which the Company is subject.

         2.3 Free and Clear; Subsidiaries and Affiliates. (a) The Shares constitute 85% of the issued and outstanding capital stock





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of the Company.  The Shares are owned by URI, free and clear of any liens, claims, charges or encumbrances of any kind whatsoever. The Shares are validly issued, fully paid and nonassessable. URI has full power and authority to execute and deliver this Agreement and the other documents executed and delivered in connection herewith. Upon the consummation of the transactions contemplated by this Agreement, Buyers shall own the Shares, free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, subject to any encumbrances that may attach to the Shares by reason of Buyers' ownership thereof.

                 (b) The Company does not own stock in or control, directly or indirectly, any other corporation, association or business organization, nor is the Company a party to any joint venture or partnership. There are no outstanding (i) securities of the Company convertible into capital stock of the Company, or (ii) commitments, options, rights or warrants to issue any capital stock of the Company, or to issue securities of the Company convertible into capital stock of the Company.

         2.4 Permits, Licenses and Governmental Authorizations. All material building or other permits, certificates of occupancy, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the Acquired Business have been duly obtained (or waivers thereof have been duly obtained) and are in full force and effect, and there are no proceedings pending or, to the knowledge of URI, threatened which may result in the revocations, cancellation or suspension, or any adverse modification, of any thereof.

         2.5 Leases. Exhibit 2.5 attached to this Agreement sets forth a list of all leases pursuant to which the Company leases, as lessor or lessee, real or personal property used in operating the Acquired Business, or otherwise. All such leases on Exhibit 2.5 are valid and effective in accordance with their respective terms, and there is not under any such lease any existing default by the Company, as lessor or lessee, or any condition or event of which URI has knowledge which with notice or lapse of time, or both, would constitute a default, in respect of which the Company has not taken adequate steps to cure such default or to prevent a default from occurring.

         2.6 Personal Property. The Company owns all of the personal property, including but not limited to furniture, fixtures, equipment and inventory located in the Company's restaurant, free and clear of any liens, claims, charges, exceptions or encumbrances.

         2.7 Intellectual Property Rights. Except for the name "Il Forno", which was registered in 1986 as a service mark with the California Secretary of State, the Company has no right, title or interest in or to patents, patent rights, manufacturing processes, trade names, trademarks, service marks, inventions, specialized





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treatment protocols, copyrights, formulas and trade secrets.  URI has no knowledge of any adverse claim against such service mark.

         2.8 Legal Proceeding. URI has no knowledge of any pending or threatened litigation, governmental investigation, condemnation or other proceeding against or relating to or affecting the Company, the Acquired Business or the transactions contemplated by this Agreement, and, to the knowledge of URI, no basis for any such action exists, nor is there any legal impediment of which URI has knowledge to the continued operation of the Acquired Business in the ordinary course, subject to required consents and regulatory approvals.

         2.9     Contracts, etc.  Except for the leases described in Exhibit
2.5 and except for any contracts of which either or both of the Buyers have knowledge, the Company is not a party to any written or oral agreement, contract, lease or plan.


         2.10 Tax Returns. The Company has filed all tax returns for the September 30, 1995 fiscal year, and URI will, at its own expense, file on a timely basis, all tax returns required to be filed by the Company for the period ending September 30, 1996. The Company has made, and URI will continue to make on a timely basis, all payments required to be made by the Company, with respect to income taxes, real property taxes, sales taxes, use taxes, employment taxes and similar taxes due and payable on or before the date of this Agreement and due and payable thereafter for the activities of the Company prior to the Effective Date.

         2.11 Liabilities. As of the Effective Date, the Company shall not have any liabilities or obligations of any nature, known or unknown, whether accrued, absolute, contingent or otherwise, and whether due or to become due, including but not limited to any and all salaries, commission and tips for the period of time through the Effective Date. To the extent that there are any such liabilities or obligations, URI shall pay and discharge same before they become delinquent. Any and all payments due under the Company's leases shall be paid through September 30, 1996 and any and all security deposits thereunder shall remain with the Company. URI shall not have any obligations or liabilities for any unused vacation.

         2.12 Insurance Policies. The Company maintains policies of insurance on the assets to be sold hereunder with extended coverage and in respect of the products and services provided or performed by the Company in amounts deemed by its management to be sufficient. Valid policies in such amounts are outstanding and duly in force and will remain duly in force through at least the 30th day following the Effective Date.

         2.13 Employee Benefit Plans. The Company has neither established nor maintains nor is obligated to make contributions to or under or otherwise participate in (a) any bonus or other type of





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incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document), (b) any pension, profit-sharing, retirement or other plan, program or arrangement, or
(c) any other employee benefit plan, fund or program.

         2.14 Compliance with Laws in General. The Company has not received any notices of material violations of any federal, state and local laws, regulations and ordinances relating to the operations of the Acquired Business, including without limitation the Federal Environmental Protection Act, the Occupational Safety and Health Act, the Americans with Disabilities Act and any Environmental Laws, and no notice of any pending inspection or violation of any such law, regulation or ordinance has been received by the Company.

         2.15 No Untrue Representations. No representation or warranty by URI in this Agreement, and no Exhibit or certificate issued by URI and furnished or to be furnished to Buyers pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

Section 3.       Access to Information and Documents.

         3.1 Access to the Company Information. Within ten (10) days after the Effective Date, URI shall deliver to Buyers all documents, contracts, personnel files and all other books and records of the Company and the Acquired Business.

         3.2 Retention of Records. Buyers shall retain all books and records of the Company (the "Records") transferred to it hereunder for the greater of four years from the Effective Date or such longer periods of time as required by applicable statutes, rules and regulations. For a period of four years after the Effective Date, and for such longer period as the Records are maintained, each party will, during normal business hours and so as not to unreasonably disrupt normal business, afford any other party, its counsel, its accountants or other parties who have a reasonably need for such access full access (and copying at the expense of the requesting party, if desired) to the books and records relating to the Acquired Business in the possession of such party as such other party may reasonably request.

Section 4. Nature and Survival of Representations and Warranties; Restriction Against Hiring Employees.

         4.1 Nature and Survival. All statements contained in this Agreement or in any Exhibit attached hereto, any agreement executed pursuant hereto, and any certificate executed and delivered by any party pursuant to the terms of this Agreement, shall constitute representations and warranties of URI and Buyers, as the case may be. All such representations and warranties, and all





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representations and warranties expressly labeled as such in this Agreement, shall survive the date of this Agreement and the Effective Date for a period of three years following the Effective Date, and each party covenants with the other parties not to make any claim with respect to such representations and warranties, against the other party after the date on which such survival period shall terminate.

         For a period of two (2) years after the Effective Date, (i) the Buyers shall not, nor shall they permit or cause any company over which they have control, to solicit or hire any one or more employees of URI and/or any of its subsidiaries or affiliates and (ii) URI shall not, nor shall it permit or cause any company over which it has control, to solicit or hire any one or more employees of the Company; provided, however, this provision shall be of no further force or effect as such time as all or a substantial portion of the business or assets of On Canon Restaurant are no longer owned or controlled by URI or any of its subsidiaries or affiliates.

Section 5.       Miscellaneous.

         5.1 Notices. Any communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery or by facsimile and overnight courier to the parties hereto at the following address, or at such other address as either party may advise the other in writing from time to time:

                 If to URI:

                 United Restaurants, Inc.
                 1990 Westwood Boulevard
                 Los Angeles, California 90025
                 Attention:  Harry Shuster
                 Facsimile:  (310) 474-7475

                 If to the Buyers:

                 Joseph Suceveanu
                 17167 Avenida de Santa Ynez
                 Pacific Palisades, California 90272

                 Domenico Salvatore
                 7749 Airport Boulevard
                 Los Angeles, California 90045

All such communications shall be deemed to have been delivered on the date of hand delivery or on the next business day following the deposit of such communications with the overnight courier.

         5.2 Further Assistance. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.





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         5.3     Governing Law.  This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of California, applied without giving effect to any conflicts-of-law principles.

         5.4 Captions. The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

         5.5 Entire Agreement; Termination of Prior Agreements. This instrument, including all Exhibits attached hereto, contain the entire agreement of the parties and supersede any and all prior or contemporaneous agreements between the parties, written or oral, with respect to the transactions contemplated hereby. This Agreement may not be changed or terminated orally, but may only be changed by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought. Except as specifically provided for in this Agreement, any and all prior agreements, written or oral, which may have been entered into between URI and/or the Company, on one hand, and the Company and/or either or both of the Buyers, on the other hand, are hereby terminated (and none of the parties thereunder shall have any rights, liabilities or obligations against any of the other parties thereunder), including but not limited to that certain Stock Purchase Agreement, dated June 20, 1994, by and among URI and the Buyers, including but not limited to the option and put rights under Paragraph 1.6 thereof and the Employment Agreement entered into under Paragraph 1.5 thereof as well as the restrictive covenants in Paragraph 4 of such Employment Agreements.

         5.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.

         5.7 Binding Effect. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No party may assign any right or obligation hereunder without the prior written consent of the other parties.

         5.8 Costs of Enforcement. In the event that URI, on the one hand, or the Buyers, on the other hand, file suit in any court against the other party as a result of a breach or default under this Agreement, the prevailing party will be entitled to recover all reasonable costs, including reasonable attorneys' fees, from the other party as part of any judgment in such suit.
The term "prevailing party" shall mean the party in whose favor final judgment after appeal (if any) is rendered with respect to the claims asserted in the Complaint. "Reasonable attorneys' fees" are





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those attorneys' fees actually incurred in obtaining a judgment in favor of the prevailing party.

         5.9 Conflict of Interest. The parties hereto have requested that Richman, Lawrence, Mann, Greene, Chizever, Friedman & Phillips, a Partnership of Professional Corporations ("Attorneys"), represent each of them in the preparation of this Agreement. In connection therewith, each of them represents and acknowledges that it or he has been advised by Attorneys of the following:

                          A.      The Rules of Professional Conduct of the
California State Bar require that each party be advised that each of them has potentially conflicting interests;

                          B.      Each party is free to seek other counsel to
advise it or him in connection with this Agreement and, in fact, Attorneys have recommended each such party to be represented by separate counsel; and

                          C.      Attorneys will not represent any of the
parties in connection with a dispute which may arise among the parties at any time in the future in connection with this Agreement.

                 Notwithstanding the foregoing, each of the parties hereby consents and agrees that Attorneys represent each of them in connection with the preparation of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                  UNITED RESTAURANTS, INC.

                                  By/s/Harry Shuster
                                           Harry Shuster,
                                           Chairman of the Board,
                                           President, and Chief Executive
                                           Officer

                                  /s/Joseph Suceveanu
                                  JOSEPH SUCEVEANU


                                  /s/Domenico Salvatore
                                  DOMENICO SALVATORE





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                                                                     EXHIBIT 2.5



1. Lease Agreement dated November 1, 1985 between Il Forno, Inc., as Tenant, and Ocean Park Place, as Landlord, for premises located at 2901 Ocean Park Boulevard, Suite 111, Santa Monica, California 90405, as amended.

2. Lease Agreement dated September 1, 1989, between Il Forno, Inc., as Tenant, and Ocean Park Place, as Landlord, for premises located at 2901 Ocean Park Boulevard, Suite 109, Santa Monica, California 90405, as amended.

3. Standard Office Lease dated December 20, 1991, between Joseph Suceveanu (on behalf of Il Forno, Inc.), as Tenant, and Ocean Park Place, as Landlord, for premises located at 2901 Ocean Park Boulevard, Suite 202, Santa Monica, California 90405.

4.       Lease with Ecolab, Inc. for one dishmachine and one softener.